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MFS Investment Management Code of Ethics


OWNER(S):                                        EFFECTIVE DATE: March 27, 2012
Chief Compliance Officer
Conflicts Officer                                LAST REVIEW DATE:
                                                 March 16, 2012

                                                 REPLACES POLICY VERSION DATED:
                                                 February 22, 2010

CONTACT PERSONS:
CODEOFETHICS@MFS.COM
Liz Hurley, Assistant Compliance
Manager ext. 55836
Amanda Harper, Associate
Compliance Consultant ext. 56851
Jenn Lentz, Compliance Consultant
ext. 56588

OVERSIGHT COMMITTEE:
Ethics Oversight Committee

APPLICABILITY:
All employees of MFS and its
subsidiaries


At the direction of the MFS Code of Ethics Oversight Committee (the "Committee"), the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

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                               Table of Contents


OVERVIEW AND SCOPE                                                   4
STATEMENT OF GENERAL FIDUCIARY PRINCIPLES                            5
DEFINITIONS                                                          6
PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE
TO MFS EMPLOYEES                                                     9
     Use of Required Brokers                                         10
     Reportable Funds Transactions and Holdings                      10
     Disclosure of Employee Related Accounts and Holdings            11
     Transactions Reporting Requirements                             11
     Discretionary Authorization                                     12
     Excessive Trading                                               12
     Use of MFS Proprietary Information                              12
     Futures and Related Options on Covered Securities               13
     Initial Public Offering                                         13
     Investment Clubs and Investment Contests                        13
TRADING PROVISIONS, RESTRICTIONS AND PROHIBITOINS                    13
     Preclearance                                                    13
     Private Placements                                              14
     Initial Public Offerings                                        15
     Restricted Securities                                           15
     Short-Term Trading                                              16
     Selling Short                                                   16
     Service as a Director                                           16
TRADING REQUIREMENTSAPPLICABLE TO RESEARCH
ANALYSTS, RESEARCH ASSOCIATES AND PORTFOLIO MANAGERS PRINCIPLES      17
ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS                 18
BENEFICIAL OWNERSHIP AND CONTROL                                     EXHIBIT A
REPORTING OBLIGATIONS                                                EXHIBIT B
SPECIFIC COUNTRY REQUIREMENTS                                        EXHIBIT C
ACCESS CATEGORIZATION OF MFS BUSINESS UNITS                          EXHIBIT D


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The following related policies and information can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site (unless otherwise noted).

     MFS INSIDE INFORMATION POLICY

     MFS INSIDE INFORMATION PROCEDURES

     MFS CODE OF BUSINESS CONDUCT

     THE CODE OF ETHICS FOR PERSONAL TRADING AND CONDUCT FOR NON-MANAGEMENT DIRECTORS

     THE CODE OF ETHICS FOR THE INDEPENDENT TRUSTEES, INDEPENDENT ADVISORY TRUSTEES, AND NON-MANAGEMENT INTERESTED TRUSTEES OF THE MFS FUNDS AND COMPASS FUNDS

     MFS POLICY OF HANDLING COMPLAINTS

     MFS-SLF ETHICAL WALL POLICY

     CURRENT LIST OF MFS' DIRECT AND INDIRECT SUBSIDIARIES (located on the Legal Department intranet site)

     CURRENT LIST OF FUNDS FOR WHICH MFS ACTS AS ADVISER, SUB-ADVISER OR PRINCIPAL UNDERWRITER ("Reportable Funds")

     INFORMATION SECURITY POLICY

     ANTITRUST POLICY

     ANTICORRUPTION POLICY

     POLITICAL CONTRIBUTIONS AND ACTIVITY POLICY

     SOCIAL MEDIA POLICY

NOTE: THE RELATED POLICIES AND INFORMATION ARE SUBJECT TO CHANGE FROM TIME TO TIME.

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OVERVIEW AND SCOPE

The MFS Investment Management Code of Ethics (the "Code") applies to
Massachusetts
Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, the
"MFS Companies"), and is designed to comply with applicable U.S. federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer and the Code of Ethics Oversight Committee (the "Committee"), administers the Code.

The provisions of the Code apply to MFS "Employees" wherever located and other persons as designated by the Committee, as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may impose requirements in addition to those imposed by the Code. MFS Employees residing in a country identified in Exhibit C are subject to the applicable requirements set forth in Exhibit C, as updated from time to time. The
Code complements MFS' Code of Business Conduct (SEE the Table of Contents for a link to this policy and other related policies and documents). As an Employee of MFS, you must follow MFS'
Code of Business Conduct, and any other firm-wide or department-specific policies and procedures.

This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand and comply with the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

The Code is structured as follows:

     o    Section I identifies the general purpose of the Code.

     o Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

     o Section III details the procedural requirements of the Code which are applicable to MFS Employees.

     o Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

     o Section V details specific trading prohibitions applicable to Research Analysts, Research Associates and Portfolio Managers.

     o Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

     o Exhibit A provides additional guidance and examples of beneficial ownership and control.

     o    Exhibit B details the specific reporting obligations for Employees.

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I. STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

The MFS Investment Advisers and its subsidiaries owe a fiduciary duty to their advisory clients. MFS Heritage Trust Company ("MHTC") officers providing investment advice to the Collective Investment Trusts ("CITs") owe a fiduciary obligation to the
CITs. All MFS Employees have an obligation to conduct themselves in accordance with the following principles:

     o You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' Clients;

     o You have a duty to attempt to avoid actual and potential conflicts of interest between personal activities and MFS' Clients' activities; and

     o You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS' Clients.

As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with MFS' Clients or abuse of your position of trust and responsibility.

MFS CONSIDERS PERSONAL TRADING TO BE A PRIVILEGE, NOT A RIGHT. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. You should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

In connection with general conduct and personal trading activities, employees (as defined on page 6 in Section II of the Code) must refrain from any acts with respect to MFS' Clients, which would be in conflict with MFS' Clients or cause a violation of applicable securities laws, such as:

     o    Employing any device, scheme or artifice to defraud;

     o Making any untrue statement of a material fact to an MFS Client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

     o Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

     o    Engaging in any manipulative practice.

It is not possible for the Code to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' Clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically

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insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any MFS Client.

II.  DEFINITIONS

     The definitions are designed to help you understand the application of the Code to MFS Employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. Please refer back to these definitions as you read the Code.

      A. Categories of Personnel.

          1.   INVESTMENT PERSONNEL means and includes:

               a) Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, research associates, traders, support staff, etc; and

               b) Other persons designated as Investment Personnel by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Committee.

          2. PORTFOLIO MANAGERS are Employees who are primarily responsible for the day-to-day management of a portfolio or discrete portion of any portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to any portfolio or discrete portion of any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

          3. RESEARCH ANALYSTS are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio or discrete portion of any portfolio.

          4. RESEARCH ASSOCIATES are Employees that support Research Analysts and Portfolio Managers by analyzing and presenting information.

          5. ACCESS PERSONS are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS Client; (ii) have access to nonpublic information regarding any MFS Client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS Client; (iv) have involvement in making securities recommendations to any MFS Client or have access to such recommendations that are nonpublic; or (v) have otherwise been designated as Access Persons by the CCO, the Conflicts Officer or their designee(s), or the Committee. All Investment Personnel (including Portfolio Managers and Research Analysts) are also Access Persons.


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               Please see Exhibit D for the Access Person designations of MFS'
               Employees.

          6. NON-ACCESS PERSONS are MFS Employees who are not categorized as Access Persons or Investment Personnel.

          7.   MFS EMPLOYEES, OR EMPLOYEE, is all officers, directors
               (excluding non- management directors) and employees of the MFS Companies, and such other persons as designated by the Committee.

          8. FINRA AFFILIATED PERSON is an Employee who is also associated with a FINRA-member firm, or licensed by FINRA.

          9. COVERED PERSON means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who, as the case may be, shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial Inc. providing services to MFS.

     B. ACCOUNTS are all brokerage accounts (excluding 529 Plans) and Reportable Fund accounts.

     C. EMPLOYEE RELATED ACCOUNT of any person covered under this Code includes but is not limited to:

          1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

          2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's household;

          3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in the Employee's household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

          4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives living in the Employee's household exercises investment discretion or direct or indirect influence or control. For purposes of this definition "direct or indirect influence or control" includes the ability of the Employee to amend or terminate the applicable investment management agreement.

               See Exhibit A for a more detailed discussion of beneficial ownership and control. For additional guidance in determining beneficial ownership and control, contact the Compliance Department.


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ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES
WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

     D. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

     E.   CCO means MFS' Chief Compliance Officer.

     F.   COMMITTEE means the Code of Ethics Oversight Committee.

     G.   CONFLICTS OFFICER means MFS' Conflicts Officer.

     H. COVERED SECURITIES are generally all securities. See Exhibit E for application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or (if necessary) a foreign financial regulatory authority.

     J.   MFS CLIENT includes any advisory client of the MFS Investment
          Advisers.

     K. PRIVATE PLACEMENT means a security offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U. S. jurisdictions. Examples of private placements include hedge fund offerings and/or investments in a private company (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

     L. PORTFOLIO means any fund or account or any discrete portion of a fund or account of a MFS Client.

     M.   INVESTMENT RELATED PROPRIETARY INFORMATION is information in which
          MFS has invested its own resources or soft dollars to acquire or develop and/or taken reasonable measures to keep confidential. It does not include information that is generally known or is readily ascertainable. Examples of Proprietary Information include, but are not limited to, internally developed research, research acquired with soft dollars, portfolio transactions and portfolio holdings.

     N. REPORTABLE FUND means any fund for which a MFS Company acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Institutional Trust, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridian Funds). See the Table of Contents for a link to the list of Reportable Funds.


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     O.   MFS INVESTMENT ADVISERS means MFS Investment Management, MFS
          Institutional Advisors, Inc., McLean Budden Limited, MFS International Ltd., MFS International (U.K.) Limited and MFS Investment Management K.K.

III. PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE TO MFS EMPLOYEES (NON-

 ACCESS PERSONS, ACCESS PERSONS AND INVESTMENT PERSONNEL)

     A.   COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS:

          The MFS Companies are subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees residing outside the U.S. must also comply with local securities laws (see Exhibit C for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS Clients, whether or not covered by the provisions of this policy.

     B.   REPORTING VIOLATIONS:

          MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy and related procedures, Code of Business Conduct, MFS' Business Gift and Entertainment Policy, Information Security Policy, Political Contributions and Activities Policy, Social Media Policy, Anticorruption Policy and Antitrust Policy and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

     C.   CERTIFICATION OF RECEIPT AND COMPLIANCE:

          1.   Initial Certification (New Employee).

               Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using paper forms.

          2.   Quarterly Certification of Compliance.

               On a quarterly basis, Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their


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               requirements; and (iii) have complied with all applicable
               requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

     D.   USE OF REQUIRED BROKERS:

          Employees located in the U.S. are required to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (A list of required brokers is located on HTTPS://MFS.PTACONNECT.COM). New Employees should initiate a transfer of Employee Related Accounts to one or more of the required brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information. In addition, if the Compliance Department detects an Employee Related Account that was not reported by the Employee, the Compliance Department will request all statements since the Employee's hire date.

          Employees located in the U.S. are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the required brokers list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if, among other things, transactions are not reported as described below in Transactions Reporting Requirements, Section III G. The Committee may grant or withhold approval to Employees to open or maintain an Employee Related Account with broker- dealers other than those on the required brokers list in its sole discretion. Employees should not have any expectation that the Committee will grant approval to open or maintain an Employee Related Account with any broker- dealer other than one on the required brokers list.

     E.   REPORTABLE FUNDS TRANSACTIONS AND HOLDINGS:

          Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described in Sections III-F and III-G below. (See the Table of Contents for a link to the list of products sub-advised by MFS.) In addition, MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies,


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          which are described in the Reportable Funds' prospectuses, are subject to change.

     F. DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS AND HOLDINGS (FOR DETAILS ON THE SPECIFIC REPORTING OBLIGATIONS, SEE EXHIBIT B):

          1.   Initial Report.

          Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related Account within 10 calendar days of their hire. This includes Covered Securities held directly with the transfer agent or in a dividend reinvestment plan. This report must be made using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

          2.   Annual Update.

          On an annual basis, Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to holdings in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

     G.   TRANSACTIONS REPORTING REQUIREMENTS:

          Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. For purposes of this report, transactions in Covered Securities that are affected in Automatic Investment Plans need not be reported. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to transactions in Accounts where investment discretion is maintained by or delegated to an independent


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          third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

     H.   EMPLOYEES ON LEAVE:

          Active Employees who are on leave from MFS are still MFS Employees and as such are subject to the Code as well as to MFS' other Conduct Policies. Active Employees on leave must continue to report holdings and transactions while on leave consistent with the requirements of
          Section III. Active Employees on leave will be required to preclear trades if such employees are Access Persons or Investment Personnel and to certify to their compliance for the period of their leave, including verification of transactions and holdings reports, upon their return to work. Inactive Employees who are no longer Access Persons under the Code will not be subject to the Code for the duration of such period of inactivity.

     I.   DISCRETIONARY AUTHORIZATION:

          Generally, Employees are prohibited from exercising discretion over Accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

     J.   EXCESSIVE TRADING:

          Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to MFS Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

     K.   USE OF MFS' INVESTMENT RELATED PROPRIETARY INFORMATION:

          MFS' investment recommendations and other Investment Related Proprietary Information are for the exclusive use of MFS Clients. For purposes of this paragraph, MFS Clients include clients of PPM Sponsors and exclude PPM Sponsors themselves. Employees should not use MFS' Investment Related Proprietary Information for personal benefit or to benefit others. For the avoidance of doubt, this means that you should not recommend securities to non clients based on MFS Investment Related Proprietary Information.

          Any pattern of personal trading or emails suggesting use of MFS' Investment Related Proprietary Information will be investigated by the Compliance


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          Department. Any misuse or distribution in contravention of MFS policies of MFS' investment recommendations is prohibited. Personal trading conducted in a manner consistent with the pre-clearance rules and other provisions of the Code is presumed not to be in violation of this section. This presumption, however, is rebuttable if trading patterns and/or other activities indicate otherwise.

     L. FUTURES, OPTIONS AND OTHER DERIVATIVES ON COVERED SECURITIES AND EXCHANGE TRADED FUNDS ("ETFS") AND EXCHANGE TRADED NOTES ("ETNS"):

          Employees are prohibited from using derivatives on Covered Securities or ETFs and ETNs to evade the restrictions of this Code. Employees may not use derivatives with respect to a Covered Security or make an investment in an ETF/ETN in order to gain exposure to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security. For example, if a pre-clearance request to buy a security is denied, trading an ETF that has 10% exposure to the same underlying security would be considered a violation of the Code.

     M.   INITIAL PUBLIC OFFERINGS:

          Employees are generally prohibited from purchasing equity securities in an IPO. Contact the Compliance Department to determine eligibility.

     N.   INVESTMENT CLUBS AND INVESTMENT CONTESTS:

          MFS generally prohibits Employees from direct or indirect participation in investment clubs and investment contests. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities. Employees should understand that this prohibition applies with equal force to an investment contest in which contest winners do not win a prize with any monetary value.

IV. TRADING PROVISIONS, RESTRICTIONS AND PROHIBITIONS APPLICABLE TO ALL ACCESS PERSONS AND INVESTMENT PERSONNEL (COLLECTIVELY, "ACCESS PERSONS" UNLESS OTHERWISE NOTED)

     A.   PRE-CLEARANCE:

          Access Persons must pre-clear before effecting a personal transaction in any Covered Security, EXCEPT for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, MUST be pre-cleared. Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any MFS Client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.


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

          To avoid inadvertent violations, good-till-cancelled orders are not permitted.

          Pre-clearance requests will generally be limited to US trading hours with the exception of international employees where pre-clearance is permitted during a specific time-frame as determined by the Committee.

          o Information regarding current pre-clearance hours is available on the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM.

          Except as otherwise determined by the Committee, pre-clearance approval is good for the same business day authorization is granted (with the exception of employees located in Japan, Hong Kong, Singapore and Australia who have an additional day to execute a trade).

          o In order to pre-clear, an Access Person must enter his/her trade request into the Code of Ethics system (
               HTTPS://MFS.PTACONNECT.COM) on the day they intend to trade.

          By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security or the issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any MFS Client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department. Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation if their pre-clearance request is denied.

          Pre-clearance is NOT required for the below list of transactions. Please see Exhibit E for whether these transactions need to be reported:

     o Purchases or sales that are not voluntary, which include but are not limited to: tender offers, transactions executed by a broker to cover a negative cash balance in an account, broker disposition of fractional shares, and debt maturities. Transactions executed as a result of a margin call or forced cover of a short position do not fall under this exception and must be pre-cleared;

     o Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance;

     o Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit
          E); and

     o Subject to prior approval from the Committee, trades in an account where investment discretion is maintained by or delegated to an independent third party.

     B.   PRIVATE PLACEMENTS:

          Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement including a Private Placement of a


                                   Page | 14
          pooled vehicle managed by MFS. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit F). Access Persons are prohibited from participating in "Private Investments in Public Equity Securities" transactions (commonly referred to as "PIPES" offerings).

          If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

          If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any MFS Client portfolio after being permitted to make a Private Placement, the following steps must be taken:

          1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

          2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy ANY securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

     C.   INITIAL PUBLIC OFFERINGS AND SECONDARY OFFERINGS:

          Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit G). To request permission to purchase new issues of fixed income securities, the Access Person must pre- clear the security using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM.

     D.   RESTRICTED SECURITIES:

          Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by the Compliance Department.


                                   Page | 15

     E.   SHORT-TERM TRADING:

          All Access Persons are prohibited from profiting by entering into opening and subsequent closing transactions involving the same or equivalent Covered Security within 60 calendar days.(1) Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This provision does NOT apply to:

          o Transactions in Covered Securities that are exempt from the pre-clearance requirements described above (see Exhibit E);

          o Transactions in Covered Securities executed in an Employee Related Account where investment discretion is maintained by or delegated to an independent third party, and the Committee has exempted the Account from preclearance requirements in Section
               IV. A.; or

          o    Transactions effected through an Automatic Investment Plan.

     F.   SELLING SHORT:

          Access Persons must not sell securities short. This prohibition includes option transactions designed to achieve the same result, such as writing naked calls or buying puts without a corresponding long position.

     G.   SERVICE AS A DIRECTOR:

          Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board (for purposes of the Code, a registered investment company that issues redeemable securities registered under the Securities Act of 1933 constitutes a publicly traded company even though no secondary market transactions may occur). In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

          Access Persons who would like to serve on a board of directors or trustees of a non-profit organization or a privately held company that is not reasonably likely to become publicly traded within one year from the date the Access Person


----------
(1) Opening transactions may include but are not limited to: buying securities long, selling securities short, buying a call to open, selling a call to open, buying a put to open and selling a put to open. Note: certain of these transactions are prohibited outright under Section IV-F of the Code. Please contact the Compliance Department with any questions with respect to the application of this prohibition.

                                   Page | 16
          joined the board should refer to the Code of Business Conduct prior to participating in the outside activity.

V. TRADING REQUIREMENTS APPLICABLE TO RESEARCH ANALYSTS, RESEARCH ASSOCIATES AND PORTFOLIO MANAGERS

     A.   PORTFOLIO MANAGERS TRADING IN REPORTABLE FUNDS:

          No Portfolio Manager shall buy and sell (or sell and buy) shares within 14 calendar days for his or her Employee Related Accounts of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. This provision does not apply to transactions effected through an Automatic Investment Plan.

     B.   PORTFOLIO MANAGERS TRADING INDIVIDUAL SECURITIES:

          Portfolio Managers are prohibited from trading a security for their Employee Related Accounts (a) for seven calendar days after a transaction in the same or equivalent security in a Portfolio for which he or she serves as Portfolio Manager and (b) for seven calendar days before a transaction in the same or similar security in a Portfolio for which he or she serves as Portfolio Manager if the Portfolio Manager had reason to believe that such Portfolio was reasonably likely to trade the same or similar security within seven calendar days after a transaction in the Portfolio Manager's Employee Related Accounts. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in a Portfolio for which the Employee serves as Portfolio Manager, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her Employee Related Account and/or Portfolio.

     C.   AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES:

          Research Analysts have an affirmative duty to make unbiased and timely recommendations to MFS Clients. Research Analysts and Research Associates are prohibited from trading a security they researched on behalf of MFS, or are assigned to research, in an Employee Related Account if he or she has not communicated information material to an investment decision about that security to MFS Clients in a research note. In addition, Research Analysts are prohibited from refraining to make timely recommendations of securities in order to avoid actual or potential conflicts of interest with transactions in those securities in Employee Related Accounts. For purposes of this and similar provisions herein, including information in a research note or a revised research note constitutes communication to an MFS client.


                                   Page | 17

VI.  ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

     A.   APPLICABILITY OF THE CODE OF ETHICS' PROVISIONS:

          The Committee, or its designee(s), has the discretion to determine that the provisions of the Code do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

     B.   REVIEW OF REPORTS:

          The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may or may not be notified of the Compliance Department's review.

     C.   VIOLATIONS AND SANCTIONS:

          Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

     D.   APPEAL OF SANCTION(S):

          Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

     E.   AMENDMENTS AND COMMITTEE PROCEDURES:

          The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practices. The Committee shall submit any such amendments to MFS' Internal Compliance Controls Committee. In addition, the

          Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.


                                   Page | 18

                                                                       EXHIBIT A

                        BENEFICIAL OWNERSHIP AND CONTROL

The MFS Investment Management Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

     o Accounts and securities held by immediate family members sharing the same household; and

     o Securities held in trust (certain exceptions may apply at the discretion of the Committee).

In addition, the Code may apply to accounts under the direct or indirect influence or control of the Employee even when the Employee is not considered a beneficial owner.

PRACTICAL APPLICATION

     o If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

     o Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

     o Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

     o UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee. If the Employee, or the Employee's spouse, is the beneficiary of the account and is age of majority (i.e., 18 years or older in Massachusetts) then the account is beneficially owned by the Employee/Spouse.

                                                                       EXHIBIT A


o Transfer on Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

o    Trusts:

     o If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     o If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     o If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     o If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

     o If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     o If the Employee is a settler of a revocable trust, the trust is beneficially owned by the Employee.

     o If the Employee's spouse/domestic partner is trustee and beneficiary, a case- by-case review will be performed to determine applicability of the Code.

o College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

o Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is triggered to permit the employee to trade or make other investment decisions.

o    Outside Business Activities (See Code of Business Conduct):

     o If the Employee serves in a role that requires that he/she exercise investment discretion with respect to Covered Securities, then the related Account is considered to be under the control or influence of the Employee.

     o If the Employee serves in a role that requires/allows that he/she delegate investment discretion to an independent third party, then the activity will be subject to a case by case review for Code applicability.

                                                                       Exhibit B

                             REPORTING OBLIGATIONS

A.   INITIAL AND ANNUAL HOLDINGS REPORTS

     Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

     1.   CONTENT OF HOLDINGS REPORTS


          o The title, number of shares and principal amount of each Covered Security;

          o The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

          o    The date the Employee submits the report.

     2.   TIMING OF HOLDINGS REPORTS

          o INITIAL REPORT - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

          o ANNUAL REPORT -- Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

     3.   EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

          No holdings report is necessary:

          o    For holdings in securities that are not Covered Securities; or

          o With respect to securities held in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

B.   QUARTERLY TRANSACTION REPORTS

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

          (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

          (ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

     Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

                                                                       Exhibit B

1.   CONTENT OF TRANSACTIONS REPORT

     A.   FOR TRANSACTIONS IN COVERED SECURITIES

     o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

     o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     o The price of the Covered Security at which the transaction was effected;

     o The name of the broker, dealer or bank with or through which the transaction was effected; and

     o    The date the report was submitted by the Employee.

     B.   FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

     o The name of the broker, dealer or bank with whom the Employee established the account;

     o    The date the account was established; and

     o    The date the report was submitted by the Employee.

2.   TIMING OF TRANSACTIONS REPORT

     No later than 30 days after the end of the calendar quarter.

3.   EXCEPTIONS FROM TRANSACTIONS REPORT REQUIREMENTS

     No Transactions Report is necessary:

     o    For transactions in securities that are not Covered Securities;

     o With respect to transactions effected pursuant to an Automatic Investment Plan; or

     o With respect to transactions in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

                                                                       Exhibit C

                         SPECIFIC COUNTRY REQUIREMENTS

           (For MFS Employees Located in Offices Outside of the U.S.)

UNITED KINGDOM

The UK Financial Services Authority rules on personal account dealing are contained in
Chapter 11 of the FSA Handbook's Conduct of Business Sourcebook ("COBS"). Further details of the compliance requirements in relation to COBS are in the MFS International (UK)
Limited ("MIL UK") Compliance Manual.

As an investment management organization, MIL UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 11.7.1R, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MIL UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is incorporated by reference into the MIL UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MIL UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MIL UK's duties to its customers. In ensuring this is and continues to be the case, MIL UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific guidance, please contact Jonathan Ross, MIL UK Compliance Officer.

JAPAN

MFS Investment Management K.K., MFS' subsidiary in Japan ("MIMkk"), and its employees, are under the supervision of the Japanese FSA and Kantoh Local Financial Bureau as an investment manager registered in Japan. MIMkk and its employees are regulated by the following laws/guidelines.

     o Financial Instruments and Exchange Law, Chapter VI -- Regulations for Transactions, etc. of Securities.

     o Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").

     o Guideline for Monitoring Personal Trading by Investment Trust (Toshin) Association ("ITA").

In addition, MIMkk employees are prohibited from holding Covered Securities for a period less than six months.

                                                                       Exhibit C

This policy is incorporated by reference into the MIMkk Compliance Manual, which should be read in conjunction with this Code.

For specific guidance, please contact Yasuyuki Hirata, MIMkk's Compliance
Officer.

SPAIN

MFS International (UK) Limited, Sucursal en Espa[]a ("MIL Spain"), is the branch in Spain of MFS International (UK) Limited ("MIL UK"), an investment services undertaking domiciled in the United Kingdom. MIL Spain is registered in the Register of Branches of Foreign Investment Services Undertakings at the Spanish Securities Market Commission (Comisi[]n Nacional del Mercado de Valores- "CNMV") and is authorised to engage in certain investment activities in Spain. MIL Spain has prepared Internal Conduct Regulations (hereinafter, the

"ICR") which, together with the General Code of Conduct annexed to Royal
Decree
629/1993, of 3 May, the Ministerial Order of 7 October 1999 implementing the general code of conduct and rules for acting in the management of investment portfolios and the MFS Code of Business Conduct and related policies including the MFS Code of Ethics, constitute the rules of conduct applicable to MIL Spain.

Chapter 6 of the MIL Spain ICR deals generally with personal account dealing for employees of MIL Spain. Chapter 6 incorporates by reference and makes applicable to all MIL Spain employees the MFS Code of Ethics. MIL Spain employees should review the ICR, and for specific guidance should contact Jonathan Ross, MIL UK Compliance Officer.

                                                                       Exhibit D

ACCESS CATEGORIZATION OF MFS DEPARTMENTS

Employees assigned to the following business units, departments or roles have been designated as "Access Persons":

o    Management Group

o    Equity

o    Fixed Income

o    Compliance

o    Fund Treasury

o    Information Technology

o    Global Investment Support

o    Internal Audit

o    Legal

o    Finance

o    MFD

o    MFSI

o    ARG

o    IGS

o    MIL

o Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team

o Employees who have access to the Investment Research System, the equity trading system or the fixed income trading system

o Employees who have access to any system containing information related to current portfolio holdings

     ___________________________________________________________________________

     Employees assigned to the following business units, departments or roles have been designated as "Non-Access":

o    Human Resources

o    Service Center

o    Corporate Services and Property Management

                                                                       Exhibit E

SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

(This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

-------------------------------------------------------------------------------------------------
SECURITY TYPE                                       PRE-CLEARANCE           TRANSACTIONS AND
                                                      REQUIRED?                HOLDINGS
                                                                              REPORTING
                                                                              REQUIRED?
-------------------------------------------------------------------------------------------------
MUTUAL FUNDS
-------------------------------------------------------------------------------------------------
Open-end investment companies which                      No                      No
are not Reportable Funds
-------------------------------------------------------------------------------------------------
Non-MFS 529 Plans                                        No                      No
-------------------------------------------------------------------------------------------------
Reportable Funds (excluding MFS money                    No                      Yes
market funds)
-------------------------------------------------------------------------------------------------
Closed-end funds (including MFS closed-                  Yes                     Yes
end funds)
-------------------------------------------------------------------------------------------------
Unit investment trusts which are                         No                      No
exclusively invested in one or more open-
end funds, none of which are Reportable
Funds
-------------------------------------------------------------------------------------------------
Exchange Traded Funds (ETFs) and                         No                      Yes
Exchange Traded Notes (ETNs) including
options and structured notes on ETFs and
ETNs
-------------------------------------------------------------------------------------------------
EQUITIES
-------------------------------------------------------------------------------------------------
Equity securities (including REITS)                      Yes                     Yes
-------------------------------------------------------------------------------------------------
Options, futures and structured notes on                 Yes                     Yes
equity securities
-------------------------------------------------------------------------------------------------
FIXED INCOME
-------------------------------------------------------------------------------------------------
Corporate bond securities                                Yes                     Yes
-------------------------------------------------------------------------------------------------
Municipal bond securities                                Yes                     Yes
-------------------------------------------------------------------------------------------------
High yield bond securities                               Yes                     Yes
-------------------------------------------------------------------------------------------------
U.S. Treasury Securities and other                       No                      No
obligations backed by the good faith and
credit of the U.S. government
-------------------------------------------------------------------------------------------------

                                                                       Exhibit E

-------------------------------------------------------------------------------------------------
Debt obligations that are NOT backed by                  Yes                     Yes
the good faith and credit of the U.S.
government (such as Fannie Mae bonds)
-------------------------------------------------------------------------------------------------
Foreign government issued securities                     No                      Yes
-------------------------------------------------------------------------------------------------
Variable rate demand obligations and                     No                      No
municipal floaters
-------------------------------------------------------------------------------------------------
Money market instruments, including                      No                      No
commercial paper, bankers' acceptances,
certificates of deposit and repurchase
agreements, auction-rate preferred and
short-term fixed income securities with a
maturity of less than one year
-------------------------------------------------------------------------------------------------
OTHER
-------------------------------------------------------------------------------------------------
Private placements (including real estate                Yes                     Yes
limited partnerships or cooperatives)(2)
-------------------------------------------------------------------------------------------------
Foreign currency including options and                   No                      No
futures on foreign currency(3)
-------------------------------------------------------------------------------------------------
Commodities and options and futures on                   No                      Yes
commodities
-------------------------------------------------------------------------------------------------
Options, futures and structured notes                    No                      Yes
based on a security index
-------------------------------------------------------------------------------------------------
Private MFS stock and private shares of                  No                      No
Sun Life of Canada (U.S.) Financial
Services Holdings, Inc (4)
-------------------------------------------------------------------------------------------------
Sun Life Financial Inc                                   Yes                     Yes
-------------------------------------------------------------------------------------------------

----------
(2) Note that while transactions in these securities are not required to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See Section IV. B. of the Code.
(3) Please remember to report all accounts. On a case by case basis, Compliance may require transaction and holding reporting.
(4) The common stock of Massachusetts Financial Services Company (which is not a publicly-traded company) and the common stock of Sun Life of Canada (U.S.) Financial Services Holdings, Inc. (which is also not a publicly-traded company) are considered to be Covered Securities under this Code. Employees need not pre-clear or report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                                                       Exhibit F

                     PRIVATE PLACEMENT APPROVAL REQUEST(5)

                                  Please Print

Employee Name:__________________________________________________________________

Employee Position:______________________________________________________________

Name of Company:________________________________________________________________

Dollar amount of private placement:_____________________________________________

Dollar amount of your intended investment:______________________________________

Does this company have publicly traded securities?  [ ] Yes  [ ] No

How were you offered the opportunity to invest in this private placement?_______

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

What is the nature of your relationship with the individual or entity?__________

________________________________________________________________________________

________________________________________________________________________________

Was the opportunity because of your position with MFS?__________________________

________________________________________________________________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?____________________________________________________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

[ ] Yes     [ ] No

Would any other MFS funds/accounts want to invest in this private placement?

[ ] Yes     [ ] No

Date you require an answer:_____________________________________________________

Attachments: [ ] business summary   [ ] prospectus   [ ] offering memorandum


----------
(5) Access Persons are prohibited from participating in "Private Investments in Public Equity Securities" transactions (commonly referred to as "PIPES" offerings).

                                                                       Exhibit G

                    INITIAL PUBLIC OFFERING APPROVAL REQUEST

                                 Please Print.

Employee Name:__________________________  Employee Position:____________________

MFS Phone Extension:____________________________________________________________

Name of Company:________________________________________________________________

Aggregate Dollar amount of IPO:__ Dollar amount of your intended investment:____

Maximum number of shares you intend to purchase? _______________________________

Is your spouse an employee of the company?

[ ] Yes     [ ] No If no, please explain

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

[ ] Yes     [ ] No If no, please explain     [ ] Not Applicable

________________________________________________________________________________

________________________________________________________________________________

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

[ ] Yes     [ ] No      [ ] Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

[ ] Yes     [ ] No If no, please explain

________________________________________________________________________________

________________________________________________________________________________

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

[ ] Yes     [ ] No      [ ] Not Applicable

Are such shares part of a so-called "friends and family" or directed share allocation?

[ ] Yes     [ ] No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

[ ] General Public     [ ]  Other Company      [ ] Insiders Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

[ ] Yes     [ ] No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

[ ] Yes     [ ] No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

[ ] Yes      [ ] No If yes, please explain:

________________________________________________________________________________

________________________________________________________________________________

                                                                       Exhibit G


Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

________________________________________________________________________________

Attachments: [ ] offering memorandum       [ ] underwriters? agreement

[ ] other materials describing eligibility to participate in IPO.

Compliance Use Only

[ ] Approved      [ ] Denied

___________________________________      _______________________________________
Signature                                Date

___________________________________      _______________________________________
Equity Or Fixed Income Signature         Date



                                      G-2